SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2018

Cigna Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

900 Cottage Grove Road
Bloomfield, Connecticut 06002
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(860) 226-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to the Articles of Incorporation or By-Laws; Change in Fiscal Year.

At the 2018 Annual Meeting of Shareholders, the shareholders of Cigna Corporation ("Cigna") approved an amendment to Article Fifth of the Cigna's Restated Certificate of Incorporation to eliminate the supermajority voting requirement necessary to amend Section 2 of Article III of the Company's By-Laws and replace it with a majority vote requirement.  On April 25, 2018, Cigna filed the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting this amendment.

Also on April 25, 2018, the Board of Directors of Cigna adopted amendments to Cigna's By-Laws to eliminate the similar supermajority voting requirement contained in Article VIII of the By-Laws and to make other changes to reflect the declassified structure of the Board.

The foregoing description of the amendments to the Restated Certificate of Incorporation and By-Laws is qualified in its entirety by reference to the full and complete copies of the Restated Certificate of Incorporation and By-Laws, which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference in their entirety.

Item 5.07	Submission of Matters to a Vote of Security Holders.
Cigna held its Annual Meeting of Shareholders on April 25, 2018.  Set forth below are the voting results for each proposal.  Each proposal is described in more detail in the 2018 Proxy Statement.
Proposal 1:  Election of directors – to elect nine directors for one-year terms expiring at the next annual meeting of shareholders
Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
David M. Cordani	194,845,497	4,215,613	192,912	12,354,507
Eric J. Foss	192,886,440	6,158,586	208,997	12,354,507
Isaiah Harris, Jr.	192,195,485	6,820,232	238,306	12,354,507
Roman Martinez IV	193,236,428	5,803,366	214,229	12,354,507
John M. Partridge	197,271,568	1,771,508	210,947	12,354,507
James E. Rogers	194,825,553	4,224,674	203,796	12,354,507
Eric C. Wiseman	194,857,410	4,187,639	208,974	12,354,507
Donna F. Zarcone	187,220,564	11,837,190	196,268	12,354,507
William D. Zollars	177,443,401	21,608,842	201,780	12,354,507
Shareholders elected the nominees with an average of approximately 96% of the votes cast in favor.
Proposal 2:  Approval of an advisory resolution on executive compensation.
Votes For	Votes Against	Abstentions	Broker Non-Votes
185,231,451	13,661,430	361,142	12,354,507
Shareholders approved the advisory resolution on Cigna's executive compensation with approximately 93% of the votes cast in favor.

Proposal 3:  Ratification of the appointment of PricewaterhouseCoopers LLP as Cigna's independent registered public accounting firm for 2018.
Votes For	Votes Against	Abstentions	Broker Non-Votes
207,447,215	3,974,837	186,478	0
Shareholders approved the ratification of PricewaterhouseCoopers LLP's appointment with approximately 98% of the votes cast in favor.
Proposal 4:  Approval of an Amendment to the Restated Certificate of Incorporation to eliminate the supermajority vote requirement.
Votes For	Votes Against	Abstentions	Broker Non-Votes
198,536,505	514,152	203,366	12,354,507
Shareholders approved the amendment to the Restated Certificate of Incorporation to eliminate the supermajority vote requirement with approximately 82% of the shares outstanding cast in favor.
Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Cigna Corporation, as last amended April 25, 2018

3.2	By-Laws of Cigna Corporation, as last amended April 25, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cigna Corporation

Date: April 30, 2018	By: /s/ Nicole S. Jones
Nicole S. Jones
Executive Vice President
and General Counsel